Exhibit A

To

Advisory and Service Contract

Between

Wasatch Funds Trust. and

Wasatch Advisors, Inc.

Series	Effective Date	Annual Advisory Fee

Wasatch Small Cap Growth Fund	March 31, 2010	1.00%
Wasatch Core Growth Fund	March 31, 2010	1.00%
Wasatch Hoisington U.S. Treasury Fund	March 31, 2010	0.50%
Wasatch Ultra Growth Fund	January 31, 2011	1.00%
Wasatch Micro Cap Fund	January 31, 2014	1.75%
Wasatch World Innovators Fund	March 31, 2010	1.50%
Wasatch Small Cap Value Fund	January 31, 2012	1.00%
Wasatch International Growth Fund	January 31, 2011	1.25%
Wasatch Micro Cap Value Fund	January 31, 2014	1.75%
Wasatch International Opportunities Fund	January 31, 2016	1.75%
Wasatch Strategic Income Fund	March 31, 2010	0.70%
Wasatch Emerging Markets Small Cap Fund	January 31, 2016	1.65%
Wasatch Global Opportunities Fund	January 31, 2016	1.25%
Wasatch Large Cap Value Fund	March 31, 2010	0.90%
Wasatch Long/Short Fund	March 31, 2010	1.10%
Wasatch-1st Source Income Fund	March 31, 2010	0.55%
Wasatch Emerging India Fund	January 31, 2016	1.25%
Wasatch Frontier Emerging Small Countries Fund	November 9, 2011	1.75%
Wasatch Emerging Markets Select Fund	January 31, 2016	1.00%

Amended as of January 31, 2016

Wasatch Funds Trust		Wasatch Advisors, Inc.

By: /s/ Samuel S. Stewart, Jr.		By: /s/ JB Taylor
Name:	Samuel S. Stewart, Jr.	Name:	JB Taylor
Title:	President	Title:	Chief Executive Officer